Exhibit 99.1

Contacts:	Media:
Investors:	Jennifer Newman
Risa Fisher	212-624-3912
212-624-3817	jnewman@webmd.net
rfisher@webmd.net
WebMD Provides Preliminary First Quarter Results and Updates Financial
Guidance for 2008
NEW YORK, NY (April 23, 2008) — WebMD Health Corp. (Nasdaq: WBMD), the leading provider of health information services, today announced preliminary financial results for the three months ended March 31, 2008.
Preliminary Results for the Three Months Ended March 31, 2008
WebMD expects that it will report financial results for the first quarter at the high end of the range for revenue, earnings before interest, taxes, depreciation, amortization, and other non-cash items (“Adjusted EBITDA”) and net income included in the guidance it provided on February 11, 2008.
This information is preliminary. WebMD is completing its normal closing process and, as previously announced will provide first quarter financial results on May 6, 2008 and host a conference call to discuss those results at 4:45 PM ET on that day.
Updated WebMD 2008 Financial Guidance
WebMD announced today that it is updating its financial guidance for 2008. Based on current visibility into the second half of 2008, WebMD is updating its financial guidance to reflect a recent shift toward shorter term buying commitments in certain of its customers’ consumer advertising purchases which the Company believes is driven by increased caution in the current business climate.
WebMD’s prior financial guidance for 2008, as disseminated on February 11, 2008, was:
•	Revenue of $395 to $415 million,

•	Adjusted EBITDA of $107.5 to $120.0 million, and

•	Net income of $36.5 to $46.0 million.
WebMD’s updated financial guidance for 2008 is summarized as follows:
•	Revenue of $380 to $395 million,

•	Adjusted EBITDA of $97.5 to $107.5 million, and

•	Net income of $29.5 to $37.5 million.
A schedule outlining WebMD’s updated 2008 financial guidance is attached to this press release.

About WebMD
WebMD Health Corp. (Nasdaq: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers and health plans through our public and private online portals and health-focused publications. WebMD Health Corp. is a subsidiary of HLTH Corporation (Nasdaq: HLTH).
The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, eMedicine, eMedicine Health, RxList and theHeart.org.
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All statements contained in this press release and the attached Financial Guidance Summary, other than statements of historical fact, are forward-looking statements, including those regarding: WebMD’s preliminary first quarter results (which reflect what WebMD currently expects to report and are subject to adjustment); WebMD’s future financial results and other measures of WebMD’s future performance; and market opportunities and WebMD’s ability to capitalize on them. These statements speak only as of the date of this press release, are based on WebMD’s current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; relationships with customers and strategic partners; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our other Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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This press release and the accompanying Financial Guidance Summary include financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as certain non-GAAP financial measures. The Financial Guidance Summary includes reconciliations of the non-GAAP financial measures to GAAP financial measures. In addition, an “Explanation of Non-GAAP Financial Measures” is attached as Annex A to this press release and the Financial Guidance Summary.
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WebMD®, WebMD Health®, Medscape®, eMedicine®, MedicineNet®, RxList®, Subimo®, Medsite®, The Little Blue Book® and Summex®, are trademarks of WebMD Health Corp. or its subsidiaries.